                                                                  EXHIBIT 10.16



                  SOLE COMMERCIAL PATENT LICENSE AGREEMENT

         THIS AGREEMENT, made effective on the 4 day of May, 1995, by and between MARTIN MARIETTA ENERGY SYSTEMS, INC., (hereinafter "Energy Systems"), a corporation organized and existing under the laws of the State of Delaware and whose address for notices is Post Office Box 2009, Oak Ridge, Tennessee 37831-8242, and SpectRx, (hereinafter "Licensee"), a corporation organized and existing under the laws of the State of Delaware and whose address for notices is 6025A Unity Drive, Norcross, Georgia 30071.

                                W I T N E S S:
         A. Energy Systems, pursuant to Contract No. DE-AC05-84OR21400 (hereinafter "Prime Contract") with the United States Government as represented by the Department of Energy (hereinafter "DOE") has developed and/or obtained rights to Proprietary Rights relating to Products subject to the DOE non-exclusive, nontransferable, irrevocable, paid- up license for the United States Government and certain march-in rights and any other conditions of waivers granted by the DOE; and

         B. Licensee desires to obtain rights under Energy Systems, Proprietary Rights.

                 THEREFORE, in consideration of the foregoing premises, covenants and agreements contained herein, the parties hereto agree to be bound as follows:

1.       Definitions.

1.1 "Proprietary Rights" shall mean Energy Systems' United States patents and patent applications listed in Exhibit A attached hereto and hereby incorporated into this Agreement by reference and all continuations, continuations- in-part, divisions, reissues, reexaminations and temporal extensions of any of the foregoing.

1.2 "Products" shall mean any and all products manufactured, used, sold or transferred by Licensee covered by one or more claims of the Proprietary Rights licensed hereunder.

1.3 "Net Sales" shall mean the total amounts invoiced to purchasers during the accounting period in question for Products sold by Licensee, less allowances for returns of Products, discounts, commissions, freight, and excise or other taxes on Products. Net Sales in the case of Products used or transferred by Licensee shall mean the fair market value of Products as if they were sold to an unrelated third party in similar quantities.

2.       Grants.

2.1 Subject to the terms and conditions of this Agreement, Energy Systems hereby grants to Licensee the sole commercial (non-U.S.-Government) right and license, in the United States, to manufacture, use, sell or offer for sale Products in the field of "Diagnostic Applications Involving the Eye."

2.2 Energy Systems hereby agrees not to grant to any other party right and license to Proprietary Rights in accordance with the grant hereinabove as long as Licensee abides by the terms and conditions of this Agreement, unless required to so grant such right and license in accordance with Federal Statutory or Regulatory enactments conditioning the waiver of rights to Energy Systems by the DOE, particularly as set forth in 41 CFR 9-9.109-(6)i; 10 CFR
Part 781; or 37 CFR Part 404.

2.3 Licensee agrees that any Products for use or sale in the United States shall be manufactured substantially in the United States.

2.4 Should Licensee fail to make a good faith effort to meet the commercialization milestones described in Exhibit C, Energy Systems shall have the option, to be exercised on thirty (30) days written notice anytime during the next succeeding calendar year, to convert this license grant to a non-exclusive license. Such non-exclusive license shall have the grant restriction described in Paragraph 2.1.

However, in the event Energy Systems exercises its conversion option under this paragraph, Energy Systems will agree to concurrently negotiate, in good faith, a lower royalty rate than the one described in Exhibit B.

2.5 Licensee agrees to affix appropriate markings of the applicable Energy Systems' proprietary rights (and the fact that Energy Systems was the source of these rights) upon or in association with Licensee's Products or licensed services and Licensee agrees to use its best efforts to follow any guidance from Energy Systems concerning such markings.

3.       Royalties and Commercialization Plan.

3.1 In consideration of the right and license granted herein, Licensee agrees to the provisions of Exhibit B and Exhibit C attached hereto and hereby incorporated herein by reference.

3.2 No royalties shall be owing on any Products produced for or under any Federal governmental agency contract pursuant to the DOE non-exclusive license for Federal governmental purposes but only to the extent that Licensee can show that the Federal government received a discount on Product sales which discount is equivalent to or greater than the amount of any such royalty that would otherwise be due. Any sales for Federal governmental purposes shall be reported under the Records and Reports Section hereinbelow by providing: (a) a Federal government contract number; (b) identification of the Federal government agency; and (c) a description as to how the benefit of the royalty free sale was passed onto the Federal government.

3.3 The royalty provisions of Exhibit B shall be offset by any advances made by Licensee in the Infringement by Third Parties Section hereinbelow.

3.4 Upon termination of this Agreement for any reason whatsoever, any royalties that remain unpaid shall be properly reported and paid to Energy Systems within (30) days of any such termination.

4.       Records and Reports.

4.1 Licensee agrees to keep adequate records in sufficient detail to enable royalties payable hereunder to be determined and to provide such records for inspection by authorized representatives of Energy Systems at any time during regular business hours of Licensee. Such inspection may occur on 14 days written notice by Energy Systems to Licensee. Licensee agrees that any additional records of Licensee, as Energy Systems may reasonably determine are necessary to verify the above records, shall also be provided to Energy Systems for inspection.

4.2 Within thirty (30) calendar days after the close of each calendar half-year during the term of this Agreement (i.e. July 31) and within sixty
(60) calendar days after the close of each calendar year (i.e. February 28 or February 29), Licensee will furnish Energy Systems a written report providing:
(a) all domestic Net Sales in U.S. Dollars during the preceding calendar half-year period including any Federal governmental agency under Section 3.2 hereinabove and all export Net Sales, if none so indicate; (b) amount of royalties due in U.S. Dollars for the preceding calendar half-year period pursuant to the provisions hereof; and (c) payment of the royalties due in U.S. Dollars payable to the order of Martin Marietta Energy Systems, Inc., pursuant to the report to be transmitted in accordance with the Notices Section of this Agreement hereinbelow.

4.3 Should Licensee fail to make any payment to Energy Systems within the time period prescribed for such payment, then the unpaid amount shall bear interest at the rate of one and one half percent (1.5%) per month from the date when payment was due until payment in full, with interest, is made.

5.       Technical Assistance.

5.1 Energy Systems agrees, upon the written request of Licensee, to assist Licensee in obtaining necessary DOE approvals for technical assistance at Energy

Systems' facilities under appropriate agreements. The cost of such technical assistance shall be paid for by the Licensee.

5.2 Energy Systems agrees to permit its employees, within Energy Systems' corporate policy guidelines then in effect and subject to DOE requirements then in effect, to provide consulting services to Licensee with reference to Licensee's use and commercial exploitation of the Proprietary Rights as contemplated herein. Licensee shall make payment directly to the individual consultant(s) for all such services.

6.       Infringement by Third Parties.

6.1 Licensee shall give notice of any discovered third-party infringement to Energy Systems. In the event that Energy Systems does not take appropriate action to stop or prevent such infringement within ninety (90) days after receiving such notice and diligently pursue such action, Licensee has the right to take appropriate action to stop and prevent the infringement, including the right to file suit.

6.2 In the event that Licensee files suit to stop infringement or defends any action against the validity of the patent, Licensee shall indemnify and hold Energy Systems harmless against all liability, expense and costs, including attorneys' fees incurred as a result of any such suit.

6.3 Licensee may, however, apply all such Licensee costs as a reduction of any royalties due and payable to Energy Systems under the terms of this Agreement at such time as verified bills of costs actually incurred are reported to Energy Systems in accordance with the Records and Reports Section hereinabove.

6.4 In the event Licensee secures a judgment against any third party infringer, after accounting for and paying all of Licensee's costs associated with prosecution of such action as well as paying Energy Systems for any reduction of royalties pursuant to this section, Licensee shall pay Energy Systems its royalties as set forth hereinabove on any balance of proceeds actually received and Licensee shall retain any such remaining balance of proceeds.

6.5 The parties hereby agree to cooperate with each other in the prosecution of any such legal actions or settlement actions undertaken under this section and each will provide to the other all pertinent data in its possession which may be helpful in the prosecution of such actions; provided, however, that the party in control of such action shall reimburse the other party for any and all costs and expenses in providing data and other information necessary to the conduct of the action.

6.6 The party having filed such action shall be in control of such action and shall have the right to dispose of such action in whatever reasonable manner it determines to be the best interest of parties hereto, except that any settlement which affects or admits issues of patent validity shall require the advance written approval of Energy Systems.

7.       Representations and Warranties.

7.1 Energy Systems represents and warrants that Exhibit A contains a complete and accurate listing of all the Proprietary Rights licensed and that Energy Systems has the right to grant the rights, licenses, and privileges granted herein.

7.2 Energy Systems represents and warrants that Energy Systems has no knowledge of any claims of infringement filed against Energy Systems for practicing the Exhibit A Proprietary Rights anywhere in the world.

7.3      Except as set forth hereinabove, Energy Systems makes NO
REPRESENTATIONS OR WARRANTIES, express or implied, with regard to the infringement of proprietary rights of any third party.

7.4 Licensee acknowledges that the export of any of the Proprietary Rights from the United States or the disclosure of any of the Proprietary Rights to a foreign national may require some form of license from the U.S. Government. Failure to obtain any required export licenses by Licensee may result in Licensee subjecting itself to criminal liability under U.S. laws.

8.       Disclaimers.

8.1 Neither Energy Systems, the DOE, nor persons acting on their behalf will be responsible for any injury to or death of persons or other living things or damage to or destruction of property or for any other loss, damage, or injury of any kind whatsoever resulting from Licensee's manufacture, use, or sale of materials, information, or Proprietary Rights hereunder.

8.2 EXCEPT AS SET FORTH HEREINABOVE, NEITHER ENERGY SYSTEMS, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATE OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS;
(3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, ENERGY SYSTEMS AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PRODUCTS MANUFACTURED, USED, OR SOLD BY LICENSEE. NEITHER ENERGY SYSTEMS NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.

8.3 Licensee agrees to indemnify Energy Systems, the DOE, and persons acting on their behalf for all damages, costs, and expenses, including attorney's fees, arising from, but not limited to, Licensee's making, using, selling, or exporting of any, Proprietary Rights, information, or Products, in whatever form furnished hereunder.

9.       Term of Agreement and Early Termination.

9.1 This Agreement shall remain in effect until the expiration of the "last-to-expire" Proprietary Rights of Exhibit A, subject to early termination as set forth hereinbelow and the terms and conditions set forth in Exhibit B and Exhibit C attached hereto and hereby incorporated into this Agreement by reference thereto.

9.2 Either party shall have the right to terminate this Agreement without judicial resolution upon written notice to the other after a breach of any provision by the other party has gone uncorrected for sixty (60) days after the other party has been notified in writing of such breach.

9.3 This Agreement shall terminate automatically upon the extinguishment of all of the Exhibit A Proprietary Rights, for any reason, but only after the time for appealing said extinguishment has expired.

9.4 The Parties agree that Energy Systems, at its sole discretion, may immediately terminate this Agreement upon any attempted transfer of Licensee's interest, in whole or in part, in this Agreement to any other party.

9.5 Licensee shall provide notice to Energy Systems of its intention to file a voluntary petition in bankruptcy or of another party's intention to file an involuntary petition in bankruptcy for Licensee, said notice to be received by Energy Systems at least thirty (30) days prior to filing such a petition. Licensee's failure to provide such notice to Energy Systems of such intentions shall be deemed a material, pre-petition, incurable breach of this Agreement.

9.6 Licensee agrees that this Agreement shall automatically terminate upon any attempt by Licensee to offer Licensee's rights under this Agreement as collateral to a third party.

9.7 Licensee may terminate this Agreement upon sixty (60) days written notice to Energy Systems and upon paying Energy Systems all royalties due on actual sales of Product, or the pro rata portion of any annual minimum royalty due up through the termination date during the anniversary years described in Exhibit B, whichever amount is greater. The one-year periods covered by the pro-rata requirement will commence on January 1, 1997, and every anniversary thereafter.

9.8 Licensee may terminate this Agreement upon written notice to Energy Systems before the second installment of time "Up-Front" fee, described in Exhibit B, is due. Receipt of such notice by Energy Systems win remove any further payment obligation by Licensee. If such notice of termination is received by Energy Systems after the date when such second installment is due, Licensee will be required to make such second installment payment before terminating the Agreement.

9.9 Licensee may also terminate this Agreement upon sixty (60) days written notice to Energy Systems, without further payment to Energy Systems, if termination occurs after the second-installment of the "Up-Front" fee of Exhibit B has been paid by Licensee, and before January 1, 1997.

10.      Rights of Parties After Termination.

10.1 Neither party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination.

10.2 From and after any termination of this Agreement, Licensee shall have the right to sell any Products that Licensee had already manufactured prior to termination, provided that all royalties and reports required hereinabove shall be timely submitted to Energy Systems.

10.3 From and after any termination of this Agreement, Licensee shall not manufacture nor have manufactured any Products pursuant to this Agreement.

10.4 The rights and remedies granted herein, and any other rights or remedies which the parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, Licensee shall duly account to Energy Systems and transfer to it all rights to which Energy Systems may be entitled under this Agreement.

11.      Force Majeure.

11.1 No failure or omission by Energy Systems or by Licensee in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God, acts or omissions of any government or agency thereof, compliance with requests, recommendations, rules, regulations, or orders of any governmental authority or any office, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.

12.      Notices

12.1 All notices and reports shall be addressed to the parties hereto as follows:

              If to Energy Systems:


              Business Manager, Technology Transfer    Facsimile No.
              Martin Marietta Energy Systems, Inc.     (615) 576-9465
              701 Scarboro Road                        Verify No.
              Oak Ridge, Tennessee 37831-8242          (615) 574-4193

              If to Licensee:

              Mr. Mark A. Samuels                      Facsimile No.
              President                                (404) 242-8639
              SpectRx                                  Verify No.
              6025A Unity Drive                        (404) 242-8723
              Norcross, Georgia 30071

12.2 All fees, minimum royalties and royalty payments due Energy Systems shall be sent to:

                 Martin Marietta Energy Systems. Inc.
                 Department 888058
                 Knoxville, Tennessee 37995-5058

12.3 Any notice, report or any other communication required or permitted to be given by one party to the other party by this Agreement shall be in writing and either (a) served personally on the other party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other party at its address as indicated above, or to such other address as the addressee shall have previously furnished to the other party by proper notice,
(c) delivered by commercial courier to the other party, or (d) sent by facsimile to the other party at its facsimile number indicated above or to such other facsimile number as the party shall have previously furnished to the other party by proper notice, with machine confirmation of transmission.

13.      Non-Abatement of Royalties.

13.1 Energy Systems and Licensee acknowledge that certain of the Proprietary Rights may expire prior to the conclusion of the term of this Agreement; however, Energy Systems and Licensee agree that the royalty rates provided for hereinabove shall be uniform and undiminished except pursuant to this Agreement.

14.      Waivers

14.1 The failure of Energy Systems at any time to enforce any provisions of this Agreement or to exercise any right or remedy shall not be construed to be a waiver or such provisions or of such rights or remedy or the right of Energy Systems thereafter to enforce each and every provision, right or remedy.

15.      Modifications

15.1 It is expressly understood and agreed by the parties hereto that this instrument contains the entire agreement between the parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto have been merged into this document and are thus superseded in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of both of the parties.

16.      Headings.

16.1 The headings for the sections set forth in this Agreement are strictly for the convenience of the parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

17.      Law

17.1 This Agreement shall be construed according to the laws of the State of Tennessee and the United States of America.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

"Energy& Systems"
MARTIN MARIETTA ENERGY SYSTEMS, INC.

By: /s/ William R.  Martin
    ----------------------------------------
Name: (typed) William R. Martin
              ------------------------------
Title: Vice President, Technology Transfer
       -------------------------------------
Date: 3 May 95
      --------------------------------------

"Licensee"
----------

By: /s/ Mark A.  Samuels
    ----------------------------------------
Name: (typed) Mark A. Samuels
      --------------------------------------
Title: President and CEO
       -------------------------------------
Date: May 5, 1995
      --------------------------------------

                         EXHIBIT A.  PROPRIETARY RIGHTS

U.S. Patent Application, serial no. 300,202, filed September 2, 1994, for ESID 1194-X, entitled "Synchronous Luminescence System"





Initials:

Energy Systems: /s/ WRM
               ---------------

Date: 3 May 95
     -------------------------

Licensee: /s/ MAS
         ---------------------

Date: 3 May 95
     -------------------------

                    EXHIBIT B.  EXECUTION FEE, ROYALTIES AND
                        MINIMUM ANNUAL ROYALTIES AMOUNTS

         In consideration of the rights and licenses granted herein, Licensee agrees to pay Energy Systems an up-front fee of Thirty Thousand U.S. Dollars ($30,000) in two installments. The first installment payment of Ten Thousand U.S. Dollars ($10,000) shall be made on the execution of this Agreement, and the second installment payment, of Twenty Thousand U.S. Dollars ($20,000), shall be made to Energy Systems by September 30, 1995.

         The royalty rate shall not exceed Six Percent (6%) of Net Sales of Products. Energy Systems agrees to negotiate with Licensee in good faith, a lower royalty rate, provided adequate and documented justification for a lower royalty rate is supplied to Energy Systems by Licensee.

         The minimum annual royalties shall be calculated as follows:

         If, by December 31, 1997, and all anniversary dates thereof, Licensee's annual payments to Energy Systems, for calendar year 1997 and all subsequent calendar years, respectively, do not amount to Ten Thousand U.S. Dollars ($10,000) annually, then Licensee shall pay the difference between the amount of actual royalties paid and the minimum annual royalty of $10,000 within thirty (30) days of said anniversary dates.

                                     NOTICE

         THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE ENERGY SYSTEMS CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.


Initials:

Energy Systems: /s/ WRM
               ---------------

Date: 3 May 95
     -------------------------

Licensee: /s/ MAS
         ---------------------

Date: 3 May 95
     -------------------------

             EXHIBIT C.  DEVELOPMENT AND COMMERCIALIZATION PLAN



         Licensee agrees to invest in engineering/R&D activities and marketing development, by committing Licensee's resources, at a minimum, per the following plan.

         FOR ENGINEERING/R&D:

         --      Within 6 months of execution of Agreement, Licensee will test
30 diabetic patients using Synchronous Luminescence Technology, at an estimated cost of $50,000.

         --      Within 12 months of execution of Agreement, Licensee will test
250 patients using Synchronous Luminescence Technology, at an estimated cost of $100,000.

         --      Within 24 months of execution of Agreement, Licensee will
develop a Product suitable for the market, based on Synchronous Luminescence Technology, at an estimated cost of $1,000,000.

         FOR MARKETING DEVELOPMENT:

         --      Within 12 months of execution of Agreement, Licensee will
develop a marketing specification for the Synchronous Luminescence Product, using focus groups and survey instruments.

         --      Within 24 months of execution of Agreement, Licensee will
launch the Product in the United States.

         --      The total estimated cost of these two marketing-development activities is $350,000.

         Progress and substantiation of Licensee's good faith effort to meet these requirements shall be provided to Energy Systems in the form of a written report to be presented to Energy Systems no later than December 31, 1995, and each annual anniversary thereafter of the date thereof.



                                     NOTICE

         THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE ENERGY SYSTEMS CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.




Initials:

Energy Systems: /s/ WRM
               ---------------

Date: 3 May 95
     -------------------------

Licensee: /s/ MAS
         ---------------------

Date: 3 May 95
     -------------------------

OAK RIDGE NATIONAL LABORATORY
MANAGED BY LOCKHEED MARTIN ENERGY RESEARCH CORPORATION      PHONE: (423) 576-8369
FOR THE U.S. DEPARTMENT OF ENERGY                           FAX: (423) 576-9465
                                                            INTERNET: wvm@omi.gov
POST OFFICE BOX 2009
OAK RIDGE, TN 37831-8242


WILLIAM R. MARTIN
VICE PRESIDENT, TECHNOLOGY TRANSFER

May 17, 1996

Mr. Mark A. Samuels
SpectRx
6025A Unity Drive
Norcross, Georgia 30071

Dear Mr.  Samuels:

TERMINATION OF LICENSE AGREEMENT

Our letter of February 7, 1996, provided you with written notice of your breach of the Agreement as a result of a delinquent $20,000 royalty payment and sales report. This breach remains uncorrected after 60 days. Therefore, we hereby exercise our right to terminate the Agreement pursuant to section 9.2 thereof. The effective date of the termination will be April 7, 1996.

As stated in section 10.1 of the Agreement, your obligation to pay the $20,000 in delinquent royalties (plus interest) that are due is not relieved by this termination. Therefore, please submit payment of $21,873.97 immediately.

If you have any questions, please contact Licensing Executive, Russ Miller, at
(423) 574-8746 or Jim Ferguson at (423) 241-2353, both of my staff.

Thank you.


/s/ W.R. Martin
-----------------------------
William R. Martin

WRM:CWG.jaf
By certified mail

c:       H. W. Adams
         J. E. Ferguson
         C. W. Griffith
         R. R. Miller
         S. Scott